UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2025

Verint Systems Inc.

(Exact name of registrant as specified in its charter)

001-34807

(Commission File Number)

Delaware	11-3200514
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

225 Broadhollow Road

Melville, New York 11747

(Address of principal executive offices, with zip code)

(631) 962-9600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	VRNT	The NASDAQ Stock Market, LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 24, 2025, Verint Systems Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company will be acquired by Calabrio, Inc., a Delaware Corporation (“Parent”). Pursuant to the Merger Agreement, Viking Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”).

The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), (a) each share of common stock, par value $0.001 per share, of the Company ( “Common Stock”) (other than (i) shares of Common Stock held in the treasury of the Company or owned by Parent or Merger Sub immediately prior to the Effective Time and (ii) shares of Common Stock held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) that is issued and outstanding immediately prior to the Effective Time will be automatically canceled and converted into the right to receive $20.50 in cash without interest (the “Merger Consideration”), (b) each share of Common Stock held in the treasury of the Company or any of its subsidiaries and any shares of Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time will automatically be canceled and will cease to exist and no consideration will be delivered in exchange therefor, (c) each share of Series A convertible preferred stock, par value $0.001 per share, of the Company and each share of Series B convertible preferred stock, par value $0.001 per share, of the Company that is issued and outstanding immediately prior to the Effective Time will be automatically redeemed for a redemption price equal to $1,000 in cash plus any unpaid accrued and accumulated dividends on such share (whether or not declared) up to, but excluding, the closing date of the Merger and (d) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

Treatment of Equity Awards

At the Effective Time, each outstanding phantom share that entitles the holder thereof to a cash payment based on the fair market value of a share of Common Stock (each, a “Company Phantom Share”) that is vested at the Effective Time (each, a “Vested Company Phantom Share”) will be cancelled and extinguished at the Effective Time and, in exchange therefor, each holder of any such Vested Company Phantom Share will have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock that underly such Vested Company Phantom Share as of immediately prior to the Effective Time.

At the Effective Time, each outstanding Company Phantom Share that is unvested at the Effective Time (each, a “Unvested Company Phantom Share”) will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock that underly such Unvested Company Phantom Share as of immediately prior to the Effective Time (such product, “Cash Replacement Phantom Share Amounts”), which Cash Replacement Phantom Share Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company Phantom Shares for which such Cash Replacement Phantom Share Amounts were exchanged would have vested and been payable pursuant to their terms.

At the Effective Time, (a) each outstanding restricted stock unit (“RSU”) that is unvested at the Effective Time and that is held by a non-employee director of the Company will become fully vested and, as of immediately prior to the Effective Time, will be treated as a vested RSU (each, a “Accelerated Director RSU”) and (b) each outstanding Accelerated Director RSU and each outstanding RSU that is vested at the Effective Time (each, a “Vested Company RSU”) will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Accelerated Director RSU or Vested Company RSU will have the right to receive solely an amount in cash, without interest thereon and subject to applicable withholding taxes, equal to the product obtained by multiplying (i) the Merger Consideration by (ii) the aggregate number of shares of Common Stock subject to such Accelerated Director RSU or Vested Company RSU, as applicable, as of immediately prior to the Effective Time.

At the Effective Time, each outstanding RSU that is unvested at the Effective Time and that is held by anyone other than a non-employee director of the Company (each, an “Unvested Company RSU”) will cease to represent a right to receive shares of Common Stock and will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock subject to such Unvested Company RSU as of immediately prior to the Effective Time (such product, “Cash Replacement RSU Amounts”), which Cash Replacement RSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company RSUs for which such Cash Replacement RSU Amounts were exchanged would have vested and been payable pursuant to their terms.

At the Effective Time, each outstanding RSU conditioned in full or in part on performance-vesting conditions (“PSU”) that is vested at the Effective Time (each, a “Vested Company PSU”) will be canceled and extinguished as of the Effective Time and, in exchange therefor, each such holder of any such Vested Company PSU will have the right to receive solely an amount in cash, without any interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock subject to such Vested Company PSUs as of immediately prior to the Effective Time.

At the Effective Time, each outstanding PSU that is unvested at the Effective Time (each, an “Unvested Company PSU”) will cease to represent a right to receive shares of Common Stock and will be converted into a cash-based award that includes a right to receive solely an amount in cash, without interest and subject to applicable withholding taxes, equal to the product obtained by multiplying (a) the Merger Consideration by (b) the aggregate number of shares of Common Stock subject to such Unvested Company PSU as of immediately prior to the Effective Time (such product, the “Cash Replacement PSU Amounts”), which Cash Replacement PSU Amounts will, subject to the holder’s continued service with Parent or its subsidiaries through the applicable vesting dates, vest and be payable at the same time as the Unvested Company PSUs for which such Cash Replacement PSU Amounts were exchanged would have vested and been payable pursuant to their terms; provided, that to the extent any Unvested Company PSU remains outstanding and subject to such performance vesting conditions as of immediately prior to the Effective Time, the performance metrics of such Unvested Company PSU will be deemed achieved at target levels of performance effective as of the Effective Time.

Conditions to the Merger and Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent, and Merger Sub, including, among others, the agreement by the Company to conduct its business in the ordinary course consistent in all material respects with past practice during the period between execution of the Merger Agreement and completion of the Merger (the “Closing”) and covenants prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed).

The Closing is conditioned upon, among other things, (a) the approval of the Merger Agreement by the affirmative vote of holders of a majority of the issued and outstanding shares of capital stock of the Company entitled to vote on the adoption of the Merger Agreement at a meeting of stockholders held for such purpose (the “Company Stockholder Approval”), (b) no governmental authority having jurisdiction over any party to the Merger Agreement having issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no applicable law having been adopted that makes consummation of the Merger illegal or otherwise prohibited, (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and all consents required under (i) any other applicable federal, state, local or foreign antitrust, competition, premerger notification or trade regulation laws, regulations or orders and (ii) laws, regulations, statutes, rules, orders, decrees, or other legal requirements of any governmental authority relating to or governing foreign ownership, foreign investment, or the review, approval, notification, or restriction of foreign direct investment (“FDI Laws”), (d) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (e) performance or compliance in all material respects with the other party’s obligations under the Merger Agreement, and (f) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement.

The Merger Agreement contains customary “no-shop” provisions that restrict the Company’s ability to solicit, initiate or knowingly facilitate or encourage any further acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding acquisition proposals. However, at any time prior to receipt of the Company Stockholder Approval, the Company may provide information to and negotiate with third parties who submit an alternative acquisition proposal that the Board (or any authorized committee thereof) determines in good faith, after consultation with outside financial and legal advisors, would, if consummated, constitutes a Superior Proposal (as defined in the Merger Agreement), provided that such alternative acquisition proposal did not result from a breach of the “no shop” restrictions and subject certain requirements being met before such action. The Board also may change its recommendation to the Company stockholders to adopt the Merger Agreement in response to a Superior Proposal or an Intervening Event (as defined in the Merger Agreement) if the Board determines in good faith, after consultation with a financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) if the consummation of the Merger does not occur on or before August 24, 2026 (the “End Date”), provided that, if all other conditions to Closing have been satisfied or waived as of the initial End Date (other than those conditions which by their nature can only be satisfied at the Closing, each of which is able of being satisfied at the Closing), other than (i) the condition described in item (b) in the second paragraph under “Conditions to the Merger and Other Terms of the Merger Agreement” above (solely in the event the order or applicable law relates to the HSR Act, any FDI Law or any other antitrust law of specified jurisdictions) and/or (ii) the condition described in item (c) in the second paragraph under “Conditions to the Merger and Other Terms of the Merger Agreement” above, then the End Date will be automatically extended for three months, (b) if any order prohibiting the Merger has become final and non-appealable, and (c) if the Company Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval. Subject to certain conditions, the Merger Agreement can also be terminated by Parent, prior to the receipt of the Company Stockholder Approval, if the Board changes its recommendation in favor of the Merger, or by the Company, prior to the receipt of the Company Stockholder Approval, if the Company wishes to terminate the Merger Agreement to enter into a definitive agreement providing for a Superior Proposal. The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company is required to pay Parent a termination fee of $50 million (the “Company Termination Fee”) in cash upon termination of the Merger Agreement under specified circumstances, including, among others, termination by Parent in the event that the Board changes or withdraws its recommendation in favor of the Merger or termination by the Company to enter into a definitive agreement providing for a Superior Proposal. Parent is required to pay the Company a termination fee of approximately $113 million (the “Parent Termination Fee”) in cash upon termination of the Merger Agreement under specified circumstances, including termination by the Company following certain breaches by Parent or Merger Sub of any representation, warranty, covenant or other agreement contained in the Merger Agreement or the failure of Parent to consummate the Merger despite all conditions to Closing having been satisfied. In the event the Merger Agreement is validly terminated pursuant to Section 8.01 of the Merger Agreement, the Company’s right to receive from Parent payment of the Parent Termination Fee and payment or reimbursement of certain out-of-pocket fees, costs and expenses will be the sole and exclusive remedy of the Company and its affiliates and representatives against any of Parent, Merger Sub, and any of their respective former, current or future officers, directors, partners, stockholders, equityholders, managers, members, affiliates and debt financing sources for any loss suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach under the Merger Agreement or otherwise. The Merger Agreement also provides that, in certain circumstances, either party may seek an injunction, specific performance or other equitable remedy; provided, however, that in no event will the Company be entitled to both a grant of specific performance that results in the Closing occurring and a payment of monetary damages.

Financing

Parent has obtained debt financing commitments for the financing necessary to complete the transactions contemplated by the Merger Agreement (the “Financing”). The Merger Agreement requires each of Parent and Merger Sub to use its reasonable best efforts to arrange, obtain and consummate the Financing on the terms and conditions described in the debt commitment letter. The Merger is not conditioned on Parent’s receipt of the Financing. Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the Financing.

Equity Commitment

Thoma Bravo Fund XIV, L.P. has committed to invest in Parent if Parent fails to timely pay (i) the Parent Termination Fee when due under the Merger Agreement or (ii) monetary damages in respect of a final, non-appealable order relating to a pre-termination willful and material breach by Parent under the Merger Agreement.

* * * * *

The foregoing description of the terms of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement and the foregoing description have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in the Merger Agreement were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to securityholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and securityholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreement

In connection with the execution of the Merger Agreement, on August 24, 2025, certain of the Company’s stockholders (collectively, the “Supporting Stockholders”), entered into a voting and support agreement (each, a “Support Agreement” and collectively, the “Support Agreements”) with Parent and the Company. The Supporting Stockholders collectively hold over 14.5% of the voting power of the Company’s capital stock (without giving effect to any vesting of RSUs). Under the Support Agreements, the Supporting Stockholders have agreed to vote their shares of capital stock in favor of the adoption of the Merger Agreement and certain other matters, subject to certain terms and conditions contained therein.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On August 24, 2025, the Company granted special cash retention bonus opportunities (each, a “Retention Bonus” and collectively, the “Retention Bonuses”) to the Company’s Named Executive Officers (each, an “NEO”) for the following target payment amounts: Dan Bodner, $628,583; Elan Moriah, $397,838; Peter Fante, $371,250; and Grant Highlander, $371,250. The Retention Bonuses will become payable in connection with a Change in Control (as defined in the Company’s 2023 Long-Term Stock Incentive Plan, as amended (the “LTIP”)) that occurs by the later of (i) April 30, 2026 and (ii) the closing date provided under a definitive agreement for a Change in Control entered into by the Company on or before April 30, 2026 (unless such date is extended by the Company). A Retention Bonus will be paid to a NEO in the first payroll following the date that is 60 calendar days after such Change in Control subject to the NEO’s continued employment with the Company through such payment date or if the NEO’s employment is terminated without Cause or for Good Reason (as such terms are defined in the LTIP, by reference to the NEO’s employment agreement). Mr. Highlander’s Retention Bonus will be subject to a customary 280G excise tax “best of net” potential cutback provision.

The foregoing description of the Retention Bonuses does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Retention Bonus Letter, a copy of which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On August 25, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals; (iii) the failure to obtain the Company Stockholder Approval; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed Merger disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Merger; (viii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) the ability of Parent to obtain financing for the proposed Merger; (xi) potential litigation relating to the proposed Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing and rating agency actions; (xiii) certain restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company, Parent and Merger Sub. The Company expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.verint.com or by sending a written request to the Company in care of the Corporate Secretary, at Verint Systems Inc., 225 Broadhollow Road, Melville, New York 11747.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on May 8, 2025 in connection with the Company’s 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Other information regarding persons who may be deemed participants in the solicitation of proxies and a description of their interests, by security holdings or otherwise, will be included in the proxy statement relating to the transaction (when available) and other relevant materials to be filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated August 24, 2025, by and among Verint Systems Inc., Calabrio, Inc. and Viking Merger Sub, Inc.*

10.1	Form of Voting and Support Agreement by and among Calabrio, Inc., Verint Systems Inc. and the stockholders party thereto.

10.2	Form of Retention Bonus Letter.

99.1	Press Release of Verint Systems Inc., issued August 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Dated: August 25, 2025

	By:	/s/ Peter Fante
Name: Peter Fante
Title: Chief Administrative Officer